                                  EXHIBIT (21)


Tecumseh Products Company Report on
Form 10-K for the period ended
December 31, 1994

Subsidiaries of the Company

     The following is a list of subsidiaries of the Company as of December 31, 1994 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

                                                                                State or Country
Name                                                                            of Organization
----                                                                            ---------------
     MP Pumps, Inc.                                                            Michigan
     Ottawa Machine & Tool Co.                                                 Michigan
     Sociedade Intercontinental de Compressores
       Hermeticos -- SICOM Ltda.                                               Brazil
          Tec Kold International Company, Ltd.                                 Lichteinstein
     Tecumseh Products Company of Canada, Ltd.                                 Canada
     Tecumseh Products Company, Engine & Transmission
       Group, Dunlap Operations, Inc.                                          Tennessee
     Tecumseh France S.A.                                                      France
          L'Unite Hermetique S.A.                                              France
               Societe Des Moteurs Electriques
                 de Normandie S.A.                                             France
          Tecumseh Services EURL                                               France
     Tecumseh Products Company, International
       Division, Inc. (FSC)                                                    Virgin Islands
     Tecumseh Europa, S.p.A.                                                   Italy
          Society T.I.G.E.R.                                                   France
          Tecnamotor Deutschland Vertrieb GmbH                                 Germany
          Tecnamotor U.K. Limited                                              United Kingdom
     Little Giant Pump Co.                                                     Oklahoma
     Trenton Division, Inc.                                                    Tennessee
     Vitrus, Inc.                                                              Rhode Island
